UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 10, 2012

LookSmart, Ltd.
(Exact name of registrant as specified in its charter)

Delaware	000-26357	13-3904355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Second Street
San Francisco, CA 94105
(Address of principal executive offices, with zip code)

(415) 348-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Stockholders (the “Annual Meeting”) of LookSmart, Ltd. (the “Company”) was held on July 10, 2012. There were 17,293,237 shares of common stock entitled to vote at the Annual Meeting and a total of 14,315,053 shares of common stock were represented at the Annual Meeting in person or by proxy.  At the Annual Meeting, the Company’s stockholders voted for: (1) the election of two directors nominated by the Company’s Board of Directors, Jean-Yves Dexmier and Scott Kauffman, to serve until the 2015 Annual Meeting of Stockholders, (2) the approval of a series of amendments to the Company’s restated certificate of incorporation to effect a reverse stock split of the Company’s common stock at the discretion of the Company’s board of directors, and (3) the ratification of the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012. The final votes on the proposals presented at the Annual Meeting were as follows:

Proposal No. 1 – Election of Jean-Yves Dexmier and Scott Kauffman as  directors to hold office until the 2015 Annual Meeting of Stockholders or until their successors, if any, if elected and appointed.  Directors Dexmier and Kauffman were elected by the following vote:

	For	Withheld	Broker Non-Votes
Jean-Yves Dexmier	5,532,718	4,591,927	4,190,408
Scott Kauffman	5,644,743	4,479,902	4,190,408

Proposal No. 2 – Approval of a series of amendments to our restated certificate of incorporation to effect a reverse stock split of our common stock at the discretion of our board of directors.  The required vote for approval of the matter, a majority of our outstanding common stock, was not obtained.  The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
7,458,632	2,662,599	3,414	4,190,408

Proposal No. 3 - The ratification of the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012.  The ratification was approved by the following vote:

For	Against	Abstain
13,936,585	369,830	8,638

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LookSmart, Ltd.
(Registrant)

By:	/s/ William F. O’Kelly
William F. O’Kelly
Senior Vice President
Chief Financial Officer

Date: July 12, 2012